Exhibit 3.117

ARTICLES OF INCORPORATION

OF

LUELLA PROPERTIES, INC.

We, the undersigned, for the purpose of forming a corporation under the Minnesota Business Corporation Act, do hereby associate ourselves as a body corporate and do hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be LUELLA PROPERTIES, INC.

ARTICLE II

This corporation has been formed for general business purposes.

ARTICLE III

The corporation shall have all of the powers granted or available under the laws of the State of Minnesota and laws amendatory thereof and supplementary thereto, including but not limited to the following:

1. The power to acquire, own, pledge, dispose of and deal in shares of capital stock, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations (including this corporation), associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government or by any state, territory, province, municipality or other political subdivision or by any governmental agency, domestic or foreign, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

2. The power to aid in any manner any corporation, association, firm or individual, any of whose securities, evidences of indebtedness, obligations or stock are held by the corporation directly or indirectly, or in which, or in the welfare of which, the corporation shall have any interest, and to guarantee securities, evidences of indebtedness and obligations of other persons, firms, associations and corporations.

3. The power to carry out all or any part of the purposes of this corporation as principal or agent, or in conjunction, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do.

ARTICLE IV

The duration of this corporation shall be perpetual.

ARTICLE V

The location and post office address of this corporation’s registered office in this state shall be 6921 York Avenue South, Edina, Minnesota 55435.

ARTICLE VI

The minimum amount of stated capital with which this corporation will begin business shall be not less than One Thousand Dollars ($1,000.00).

ARTICLE VII

The total authorized capital stock of this corporation shall consist of 2,500 shares of common stock having a par value of $10.00 per share. All shares of stock of this corporation may be issued as full or fractional shares. Each outstanding fractional share shall have the rights which are provided in these Articles of Incorporation, the By-Laws of this corporation and the laws of the State of Minnesota to which a full share of such stock is entitled, but in the proportion which such fractional share bears to a full share of such stock.

All shares of common stock shall be equal in every respect.  At all meetings of the shareholders, each shareholder of record entitled to vote thereat shall be entitled to one vote for each share (and a fractional vote for and equal to each fractional share) of stock standing in his name and entitled to vote at such meetings. Shareholders shall have no rights of cumulative voting. Shareholders shall not be entitled as a matter of right, preemptive or otherwise, to subscribe or apply for or purchase or receive any part of any unissued stock or other securities of this corporation, or of any stock or other securities issued and thereafter acquired by this corporation.

ARTICLE VIII

The names and post office addresses of the incorporators of this corporation are as follows:

James A. Vose

300 Roanoke Building Minneapolis, MN 55402

Andrew C. Selden

300 Roanoke Building Minneapolis, MN 55402

Pamela N. Merkle

300 Roanoke Building Minneapolis, MN 55402

ARTICLE IX

The management of this corporation shall be vested in a Board of Directors. The Board of Directors of this corporation shall consist of three (3) directors or such other number of directors as may be permitted by law and as shall be provided in the By-Laws of this corporation or as determined by the shareholders at each annual meeting or any special meeting of the shareholders called for that purpose. The names and post office addresses of the first Board of Directors of this corporation are as follows:

Robert E. Miller	6921 York Avenue South Edina, MN 55435

Vergene M. Miller	6921 York Avenue South Edina, MN 55435

Thomas E. Miller	6921 York Avenue South Edina, MN 55435

Craig R. Miller	6921 York Avenue South Edina, MN 55435

Douglas V. Miller	692l York Avenue South Edina, MN 55435

Each such director shall serve until the first annual meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office.

ARTICLE X

The authority to make and alter the By-Laws of this corporation is hereby vested in the Board of Directors of this corporation to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to repeal or alter such By-Laws.

Authority is hereby conferred upon and vested in the Board of Directors of this corporation to accept or reject subscriptions for shares of its capital stock, whether such subscriptions be made before or after its incorporation. The Board of Directors shall have the authority to issue shares of stock and securities of the corporation to the full amount authorized by these Articles of Incorporation, and shall have the authority to grant and issue rights to convert securities of the corporation into shares of stock of the corporation, options to purchase shares or securities convertible into shares, warrants, and other such rights or options, and to fix the terms, provisions and conditions of such rights, options and warrants, including the option price or prices at which shares may be purchased or subscribed for and the conversion basis or bases of such rights, options and warrants.

ARTICLE XI

The shareholders of this corporation may, by a majority vote of all shares issued, outstanding and entitled to vote:

1. Authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets, including its good will, upon such terms, and conditions and for such considerations, which may be money, shares, bonds, or other instruments for the payment of money or other property, as the Board of Directors deems expedient and in the best interests of the corporation;

2. Amend the Articles of Incorporation of this corporation for any reason or lawful purpose, and in the event that any such amendment adversely affects the rights of holders of shares of different classes, the affirmative vote of a majority of each such class shall be sufficient to adopt the amendment; and

3. Adopt and approve an agreement of merger or consolidation presented to them by the Board of Directors.

IN TESTIMONY WHEREOF, we have hereunto set our hands this 20th day of June, 1980.

/s/ James A. Vose

James A. Vose

/s/ Andrew C. Selden

Andrew C. Selden

/s/ Pamela N. Merkle

Pamela N. Merkle

STATE OE MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

Or this 25th day of June, 1980, before me a Notary Public within and for said County, personally appeared JAMES A. VOSE, ANDREW C. SELDEN and PAMELA N. MERKLE, to me known to be the persons named in and who executed the foregoing Articles of Incorporation, and who acknowledged that they executed the same as their free act and deed.

/s/ Mary Jo Morrissey

Notary Public, Ramsey County, Minn.

My Commission Expires: March 23, 1985

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION

OF LUELLA PROPERTIES, INC.

The undersigned, Robert E. Miller, President and Craig R. Miller, Secretary of Luella Properties, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by unanimous written action of the shareholders of the corporation on 12-6, 1985:

RESOLVED, That Article I of the Articles of Incorporation of this corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM-MARSHALL SLA, INC.

/s/ Robert E. Miller
Robert E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to before me
this 6th day of December, 1985.

/s/ Kelly Anderson
Notary Public

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION

OF REM-MARSHALL SLA, INC.

The undersigned, Robert E. Miller, President and Craig R. Miller, Secretary of REM-Marshall SLA, Inc., a Minnesota corporation, pursuant to Minnesota Statues Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by written action of the sole shareholder of the corporation on 10-15, 1986:

RESOLVED, That Article I of the Articles of Incorporation of this corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM-Whitney, Inc.

/s/ Robert E. Miller
Robert E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to before me
this 15, day of October, 1986.

/s/ Kelly Anderson
Notary Public

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION OF

REM-WHITNEY INC.

The undersigned, Robert E. Miller, President and Craig R. Miller, Secretary of REM-Whitney Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by unanimous written action of the shareholders of the corporation on August 13, 1987.

RESOLVED, That the Articles of Incorporation of this corporation be amended by the addition thereto of the following Article XII:

ARTICLE XII

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) liability for any transaction from which the director derived an improper personal benefit, or (v) liability for any act or omission occurring prior to the date when this Article becomes effective.  If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act.  Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

/s/ Robert E. Miller
Robert E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to
before me this 13 day
of August, 1987.

/s/ Tina M. Chapman

CONSENT TO THE USE OF A NAME

Office of the Secretary of State

IBO State Office Building

Saint Paul, MN 55155

Instructions:  Complete this side if you are obtaining consent to the use of the desired name.  If you are unable to locate the holder of the conflicting name, see the reverse side of this form.  Submit this form, along with the original filing or amendment you wish to record, to this office.

1.	Desired Name:	REM-South Central Services, Inc.

2.	Conflicting Name:	REM-Southwest Services, Inc.
	Address	6921 York Avenue South, Edina, MN 55435

PLEASE HAVE THIS PORTION COMPLETED BY THE HOLDER OF THE CONFLICTING NAME:

I hereby consent to use of the desired name by:

Name:	REM-Jackson, Inc.

Address:	6921 York Avenue South, Edina, MN 55435

☒	unconditionally.

☐	with the following conditions:*

*NOTE:  Conditions must be privately enforced.

I swear that I have the authority to consent to the use of this name on behalf of the holder of the conflicting name listed above.

Signed:	/s/ Thomas E. Miller
Position:	President

State of Minnesota			This instrument was acknowledged before me on the 7 day of June, 1988.
ss
County of Hennepin

Affix	[SEAL]	TINA M. CHAPMAN	Tina M. Chapman
Notes		NOTARY PUBLIC MINNESOTA	Notary Public
Seal		WRIGHT COUNTY
My Commission Expires Jan 14, 1989

INSTRUCTIONS:		FOR USE BY THE SECRETARY OF STATE

1.	Type or print with dark black ink.
2.	Complete one form for each conflicting name.
3.	Filing Fee: $25.00 per form.
4.	Make check payable to Secretary of State.
5.	Mail or bring completed forms to:	STATE OF MINNESOTA
DEPARTMENT OF STATE
	Secretary of State	FILED
180 State Office Building
	Saint Paul, MN 55155	JUN 13 1988

	(612) 296-2803	Secretary of State

ARTICLES OF MERGER

OF

REM-CANBY, INC.,

REM-MARSHALL, INC.,

REM-MONTEVIDEO, INC.,

AND

REM-TYLER, INC.

WITH AND INTO

REM-SOUTHWEST SERVICES, INC.

(to be known as REM SOUTHWEST SERVICES, INC., after the merger)

Pursuant to the provisions of the Minnesota Business Corporation Act, the following Articles of Merger are executed on the date hereinafter set forth:

First: REM-Southwest Services, Inc., REM-Canby, Inc., REM-Marshall, Inc., REM-Montevideo, Inc., and REM-Tyler, Inc., are each business corporations organized and existing under the laws of the State of Minnesota and are subject to the provisions of the Minnesota Business Corporation Law.

Second:  REM-Southwest Services, Inc., has issued and outstanding one hundred (100) shares of common stock.  REM-Canby, Inc., has issued and outstanding six hundred (600) shares of common stock.  REM-Marshall, Inc., has issued and outstanding six hundred (600) shares of common stock.  REM-Montevideo, Inc., has issued and outstanding one hundred (100) shares of common stock.  REM-Tyler, Inc., has issued and outstanding one hundred (100) shares of common stock.

Third: Annexed hereto as Exhibit A is a copy of the Agreement and Plan of Merger adopted by the boards of directors and shareholders of REM-Southwest Services, Inc., REM-Canby, Inc., REM-Marshall, Inc., REM-Montevideo, Inc., and REM-Tyler Inc., in compliance with Minnesota Statutes Section 302A.613.

Fourth: The effective date of the Merger provided for in the Agreement and Plan of Merger shall be January 1, 2000, at 12:01 a.m.

Executed at Minneapolis, Minnesota, on December 22, 1999.

REM-SOUTHWEST SERVICES, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
President

REM-CANBY, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
President

REM-MARSHALL, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
President

REM-MONTEVIDEO, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
President

REM-TYLER, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

FOR THE MERGER

OF

REM-CANBY, INC.,

REM-MARSHALL, INC.,

REM-MONTEVIDEO, INC.,

AND

REM-TYLER, INC.

WITH AND INTO

REM-SOUTHWEST SERVICES, INC.

AGREEMENT AND PLAN OF MERGER, (the “Plan”), dated December 16th, 1999, for the merger of REM-Canby, Inc., a Minnesota corporation (“REM-Canby”), REM-Marshall, Inc., a Minnesota corporation (“REM-Marshall”), REM-Montevideo, Inc., a Minnesota corporation (“REM-Montevideo”), and REM-Tyler, Inc., a Minnesota corporation (“REM-Tyler”) (hereinafter collectively referred to as the “Merged Corporations”), with and into REM-Southwest Services, Inc., a Minnesota corporation (which by reason of the merger will become REM Southwest Services, Inc., a Minnesota corporation) (the “Surviving Corporation”).  (The Merged and Surviving Corporations may be collectively referred to as “Constituent Corporations”).

RECITALS

WHEREAS, the Constituent Corporations are corporations duly organized and existing under the laws of the State of Minnesota; and

WHEREAS, The Constituent Corporations desire to merge, subject to the conditions set forth herein.

NOW, THEREFORE, subject to the conditions set forth herein, the Constituent Corporations shall be merged into a single corporation, REM-Southwest Services, Inc., a Minnesota corporation and one of the Constituent Corporations, which shall continue its corporate existence and be the corporation surviving the merger.  The terms and conditions of this merger (“the Merger”) and the manner of carrying the same into effect, are as follows:

ARTICLE I

Effective Date of the Merger

The Effective Date of the Merger shall be January 1st, 2000, at 12:01 a.m.  Upon the Effective Date of the Merger, the separate existences of the Merged Corporations shall cease and the Merged Corporations shall be merged into the Surviving Corporation.

ARTICLE II

Articles of Incorporation;

Authorized Shares

As a consequence of the Merger, the Articles of Incorporation of the Surviving Corporation, shall he amended and restated in their entirety to read as annexed hereto as Schedule A, which shall be the Articles of Incorporation of the Surviving Corporation subsequent to the Merger until otherwise amended or repealed.

ARTICLE III

Bylaws; Registered Office

As a consequence of the Merger, the Bylaws of the Surviving Corporation, as amended to date, shall be the Bylaws of the Surviving Corporation after the Merger.  The registered office of the Surviving Corporation as of the Effective Date of the Merger shall be registered office of the Surviving Corporation after the Merger, to-wit: 6921 York Avenue South, Edina, Minnesota 55435.

ARTICLE IV

Directors and Officers

The directors and officers of the Surviving Corporation in office immediately prior to the Effective Date shall remain the directors and officers of the Surviving Corporation at and after the Effective Date of the Merger until their respective successors shall have been duly elected and qualified.  The directors and officers of the Merged Corporation holding office on the Effective Date shall be deemed to have resigned effective as of the Effective Date.

ARTICLE V

Conversion of Shares in the Merger

The manner of carrying the Merger into effect, and the manner and basis of converting shares of the Constituent Corporations into shares of the Surviving Corporation shall be as set forth in Schedule B annexed hereto.

2

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3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the date first above written.

REM-SOUTHWEST SERVICES, INC. a Minnesota corporation (the Surviving Corporation)

By:	/s/ Thomas E. Miller
Thomas E. Miller
President

By:	/s/ Craig R. Miller
Craig R. Miller
Secretary

REM-CANBY, INC. a Minnesota corporation (a Merged Corporation)

By:	/s/ Thomas E. Miller
Thomas E. Miller
President

By:	/s/ Craig R. Miller
Craig R. Miller
Secretary

REM-MARSHALL, INC. a Minnesota corporation (a Merged Corporation)

By:	/s/ Thomas E. Miller
Thomas E. Miller
President

By:	/s/ Craig R. Miller
Craig R. Miller
Secretary

REM-MONTEVIDEO, INC. a Minnesota corporation (a Merged Corporation)

By:	/s/ Thomas E. Miller
Thomas E. Miller
President

By:	/s/ Craig R. Miller
Craig R. Miller
Secretary

REM-TYLER, INC. a Minnesota corporation (a Merged Corporation)

By:	/s/ Thomas E. Miller
Thomas E. Miller
President

By:	/s/ Craig R. Miller
Craig R. Miller
Secretary

SCHEDULE A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

REM SOUTHWEST SERVICES, INC.

(formerly known as REM-SOUTHWEST SERVICES, INC.)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

REM SOUTHWEST SERVICES, INC.

ARTICLE I

Name

The name of this corporation shall be REM Southwest Services, Inc.

ARTICLE II

Registered Office

The location and post office address of this corporation’s registered office in this state shall be 6921 York Avenue South, Edina, Minnesota 55435.

ARTICLE III

Authorized Capital

The total authorized number of shares of this corporation is Two Hundred Thousand (200,000) shares, all of which shall be shares of common stock of the par value of one cent ($.01) per share.  All shares of stock shall be equal in every respect.  At all meetings of the shareholders, each shareholder of record entitled to vote thereat shall be entitled to one vote for each share (and a fractional vote for and equal to each fractional share) of stock standing in his or her name and entitled to vote at such meetings.  Each outstanding fractional share shall have the rights provided in these Articles of Incorporation, the Bylaws of this corporation, and the laws of the State of Minnesota to which a full share of such stock is entitled, but in proportion which such fractional share bears to a full share of such stock.

ARTICLE IV

Cumulative Voting Prohibition

Shareholders shall have no rights of cumulative voting.

ARTICLE V

Preemptive Rights Prohibition

Shareholders shall have no rights, preemptive or otherwise, under Minnesota Statutes Section 302A.413 (or similar provisions of future law) to acquire or purchase any part of any unissued stock or other securities of this corporation, or of any stock or other securities issued and thereafter acquired by this corporation, before the corporation may offer them to other persons.

ARTICLE VI

Limitation of Director Liability

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Minnesota Statute Section 302A.559 or on the sale of unregistered securities or securities fraud under Minnesota Statute Section 80A.23; or (iv) liability for any transaction from which the director derived an improper personal benefit.  If Minnesota Statutes Chapter 302A hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Minnesota Statutes Chapter 302A, as amended.  Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VII

Director Action by Written Consent

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need to be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors are present.

SCHEDULE B

Conversion of Shares in the Merger

1.                                       Stock of Surviving Corporation.  At the Effective Date of the Merger, subject to Section 3 below, all shares of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 31.7606 shares of the common stock of the Surviving Corporation, par value $.01 per share.

2.                                       Stock of Merged Corporation.  At the Effective Date of the Merger, subject to Section 5.03 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Canby issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 2.0612 shares of the common stock of the Surviving Corporation, par value $.01 per share.

At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Marshall issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 4.6722 shares of the common stock of the Surviving Corporation, par value $.01 per share.

At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Montevideo issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 13.2299 shares of the common stock of the Surviving Corporation, par value $.01 per share.

At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Tyler issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 14.6091 shares of the common stock of the Surviving Corporation, par value $.01 per share.

3.                                       Fractional Shares. Notwithstanding the provisions of Sections 1 and 2 above, the aggregate number of shares of the common stock of the Surviving Corporation issuable to a shareholder by reason of Sections 1 and 2 shall be reduced to the nearest whole number of shares, with no fractional shares being issued.  The fractional shares shall be abated in proportion to the aggregate number of shares otherwise issuable to each shareholder prior to such rounding.  In lieu of fractional shares that cannot be abated proportionally as described above, the Surviving Corporation shall pay cash to such shareholder at a rate of $279.96 per share.